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                                                                     EXHIBIT 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                       AMERICAN DIVERSIFIED HOLDINGS, INC.


               I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

               FIRST: The name of the corporation (hereinafter called the corporation) is American Diversified Holdings, Inc.

               SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

               THIRD: The number of shares the corporation is authorized to issue is 1,000,000, all of which are without nominal or par value. All such shares are of one class and are designated as Common Stock.

               Each share of stock of the corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the corporation or any equity and/or voting shares of stock of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of stock of the same class of the corporation or of equity and/or voting shares of any class of stock of the corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of stock of the same class of the corporation or equity and/or voting shares of stock of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms "equity shares" and "voting shares" shall mean, respectively, shares of stock which confer unlimited dividend rights and shares of stock which confer unlimited voting rights in the election of one or more directors.


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               FOURTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

               The number of members constituting the first Board of Directors of the corporation is four; and the name and the post office box or street address, either residence or business, or each of said members are as follows:

               NAME                                       ADDRESS
               ----                                       -------
        William Smith                              8162 Manitoba St., #119
                                                   Playa Del Rey, CA 90293

        Torsten Dittrich                           Kietz 20
                                                   Berlin 12557, Federal Republic of Germany

        Klaus Conradi                              Marmara WEG 44
                                                   12109 Berlin, Federal Republic of Germany

        Stanley B. Kass                            11260 Overland Ave., #18F
                                                   Culver City, CA 90230

               The numbers of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

               FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

               NAME                                       ADDRESS
               ----                                       -------
        R.A. Arthur                                5670 Wilshire Boulevard, Suite 750
                                                   Los Angeles, CA 90036

               SIXTH: The corporation shall have perpetual existence.

               SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

               EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the case may be amended and supplemented,


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indemnify any and all persons whom it shall have power to indemnify under said
Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               NINTH:  The corporation may engage in any lawful activity.

               TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on February 3, 1997.



                                                   -----------------------------
                                                   R.A. Arthur, Incorporator


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STATE OF CALIFORNIA                 )
                                    ) SS.
COUNTY OF LOS ANGELES               )

               On this 3rd day of February, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, R.A. Arthur, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

               WITNESS my hand and official seal, the day and year first above written.



                                             -----------------------------------
                                                        Notary Public



(Notarial Seal)


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                           Certificate of Amendment of
                            Articles of Incorporation

                                       of

                       AMERICAN DIVERSIFIED HOLDINGS, INC.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:  The name of the Corporation is: American Diversified Holdings, Inc.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on March 27, 1997:

               RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that number of authorized shares be increased, and that, in order to accomplish the same, Article third the Articles of Incorporation be amended to read as follows:

               "THIRD: The corporation is authorized to issue two classes of common stock, to be designated as "voting" and "non-voting." The total number of voting shares authorized is 1,000,000, all of which are without nominal or par value, and are designated as Voting Common Stock. The total number of non-voting shares authorized is 1,000,000, all of which are without nominal or par value, and are designated as Non-Voting Common Stock."

               FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the Corporation and by Nevada Revised Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and

               FURTHER RESOLVED, that, in the event that the said stockholders shall adopt the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendments


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               and to cause the same to be filed pursuant to the provisions of
               Nevada Revised Statutes, Title 7, Chapter 78.

THIRD: The total number of outstanding shares having voting power of the corporation is 1,000,000 and the total number of votes entitled to be case by the holders of all of said outstanding shares is .

FOURTH: The holders of all of the aforesaid total number of outstanding shares having voting power, to wit, shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.


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Signed on March 27, 1997.


                                            AMERICAN DIVERSIFIED HOLDINGS, INC.


                                    By:
                                        --------------------------------------
                                        Peter Hartmann, President






                                        --------------------------------------
                                        William Smith, Secretary



STATE OF CALIFORNIA                 )
                                    ) SS.
COUNTY OF                           )


On March 27, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Peter Hartmann, as President of American Diversified Holdings, Inc., and William Smith as Secretary of American Diversified Holding, Inc., who acknowledged that they executed the above instrument.



                                          --------------------------------------
                                                        Notary Public



(Notarial Seal)

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